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                                                                    Exhibit 20.1




                          FNBC Credit Card Master Trust
                     Excess Spread Analysis - February 2002

-------------------------------------------------------------
Series                                                1997-1
Deal Size                                            $300 MM
Expected Maturity                                   08/15/02
-------------------------------------------------------------


Yield                                                 19.81%
Less:    Coupon                                        8.10%
         Servicing Fee                                 1.31%
         Gross Credit Losses                           4.39%
Excess Spread:
         February-02                                   6.01%
         January-02                                    6.46%
         December-01                                   5.51%
Three month Average Excess Spread                      5.99%

Delinquencies:
         30 to 59 Days                                 1.20%
         60 to 89 Days                                 0.83%
         90 + Days                                     1.41%
         Total                                         3.44%

Payment  Rate:                                        12.15%